Exhibit 3.15
CERTIFICATE OF INCORPORATION
OF
BCI DAY-TIMERS, INC.
          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:
          FIRST: The name of the Corporation is BCI Day-Timers, Inc.
          SECOND: The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Kent County, Delaware 19901.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $.01 each.
          FIFTH: The name and address of the incorporator is Herbert A. Lurie, c/o Simpson Thacher & Bartlett, One Battery Park Plaza, New York, New York 10004.
          SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.
          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on March 18 , 1986.

/s/ Herbert A. Lurie
Herbert A Lurie,
Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
          BCI DAY-TIMERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.
          The Board of Directors of BCI DAY-TIMERS, INC. adopted the following resolution on the 16th day of January, 1987.
          Resolved, that the registered office of BCI DAY-TIMERS, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
          IN WITNESS WHEREOF, BCI DAY-TIMERS, INC. has caused this statement to be signed by J. S. Corcoran, its Vice President and attested by Arthur J. McGivern, its Secretary this 4th day of February, 1987.

By	/s/ J. S. Corcoran
J. S. Corcoran, Vice President

ATTEST:
By	/s/ Arthur J. McGivern

Arthur J. McGivern, Secretary

Certificate of Ownership and Merger
Merging
Day-Timers, Inc.
with and into
BCI Day-Timers, Inc.
Pursuant to Section 253 of the General Corporation Law of the State of Delaware
          BCI DAY-TIMERS, INC. (“Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify that:
          FIRST: Corporation was incorporated on March 19, 1986, pursuant to the general Corporation Law and is existing under such Law.
          SECOND: Day-Timers, Inc. (“Subsidiary”) was incorporated on January 30, 1981 pursuant to the General Corporation Law and is existing under such law.
          THIRD: Corporation owns of record at least ninety percent of the outstanding shares of common stock of Subsidiary, all of which are of the same class.
          FOURTH: On April 9, 1987, the Hoard of Directors of Corporation duly adopted the resolutions attached hereto as Exhibit A providing for the Merger (the “Merger”) of Subsidiary with and into corporation which resolutions have not been amended or rescinded and are now in full force and effect.
          IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by Arthur J. McGivern, its Vice President, and attested by Kenneth A. Koranda, its Assistant Secretary, this 10th day of April, 1987.

BCI DAY-TIMERS, INC.

By:	/s/ Arthur J. McGivern

Title: Vice President

ATTEST:

By:	/s/ Kenneth A. Koranda

Title: Assistant Secretary

EXHIBIT A
          WHEREAS, the Board of Directors of BCI DAY-TIMERS, INC. (the “Corporation”) deems it advisable that the Corporation merge Day-Timers, Inc., a Delaware corporation, (“Subsidiary”), its wholly owned subsidiary, into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “GCL”);
          WHEREAS, the Corporation intends that the plan of merger be treated as a plan of liquidation for purposes of Section 337 of the Internal Revenue Code of 1986, as amended;
          NOW THEREFORE BE IT RESOLVED, that pursuant to Section 253 of the GCL, Subsidiary shall merge (the “Merger”) with and into the Corporation in accordance with the following Plan of Merger, which is hereby approved and adopted:
PLAN OF MERGER
          Section 1. (a) On the Effective Date of the Merger (as hereinafter defined), Subsidiary shall be merged with and into the Corporation, and the separate corporate existence of Subsidiary shall thereupon cease. The Corporation is the owner of in excess of 90% of the outstanding shares of common stock of Subsidiary. The Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Corporation and Subsidiary are sometimes hereinafter collectively referred to as the “Constituent Corporations.” The terms and conditions of the Merger and the mode of carrying the same into effect are set forth in this Plan of Merger.
          (b) The Merger shall become effective and the corporate existence of Subsidiary shall cease
          4:00 a.m., Eastern Standard Time, on May 1, 1987. Such date and time shall be the “Effective Date of the Merger” as such term is used in this Plan of Merger.
          Section 2. (a) On the Effective Date of the Merger the name of the Surviving Corporation shall be changed to Day-Timers, Inc.
          (b) The Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date of the Merger shall continue after the Effective Date of the Merger as the Certificate of Incorporation of the Surviving Corporation until amended as provided by law, except that the name of the Corporation shall be changed as provided in Section 2(a) above.
          (c) The By-Laws of the Corporation as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

          Section 3. (a) The Directors of Subsidiary immediately prior to the Effective Date of the Merger shall continue as the Directors of the Surviving Corporation and shall serve until their respective successors shall have been duly elected and qualified.
          (b) The officers of Subsidiary immediately prior to the Effective Date of the Merger shall continue as the officers of the Surviving Corporation and shall serve until their respective successors have been duly elected and qualified.
          Section 4. The manner of converting the shares of the Corporation’s stock issued and outstanding upon the Effective Date of the Merger into shares of the Surviving Corporation, and the manner of cancelling the shares of Subsidiary common stock issued and outstanding upon the Effective Date of the Merger shall be as follows:
          (a) Each share of the Corporation’s capital stock issued and outstanding upon the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be deemed to represent for all corporate purposes one share of common stock of the Surviving corporation.
          (b) Each share of Subsidiary’s capital stock shall, on the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired, and cease to exist, and shall not be converted into stock of the Surviving Corporation or the right to receive cash.
          Section 5. At the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
          Section 6. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Plan of Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Plan of Merger.
          Section 7. As soon as practicable after the approval of this Plan of Merger by the Board of Directors of the Corporation, the Corporation shall file a Certificate of Ownership and Merger with the Secretary of State of Delaware pursuant to Sections 103 and 253 of the GCL. As soon as practicable following such filing with the Secretary of State, the Surviving Corporation shall file or cause to be filed a copy of the aforesaid Certificate of Ownership and Merger, certified by the Secretary of State of the State of Delaware, in the office of the Recorder of New Castle County in the State of Delaware, in accordance with the provisions of Sections 103 and 253 of the GCL.
          RESOLVED, that each officer of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to take any and all action which he may deem necessary or advisable in order to obtain the governmental licenses, permits, approvals, consents or other authorizations necessary in connection with the Merger and, in connection therewith, to prepare, execute, certify, acknowledge, verify, deliver, file or cause to be published, applications, certificates, reports, statements, powers of attorney or other instruments, and to appoint such agents or attorneys in connection therewith as may be required by law, and to take any and all such further action as he may deem necessary or advisable in order to obtain or maintain such governmental licenses, permits, approvals, consents or other authorizations.
          RESOLVED, that each officer of the Corporation be, and each of them hereby is, authorized and directed to take all actions and to execute all documents as such authorized officer may deem appropriate to effectuate the foregoing resolutions and to carry out the purposes thereof, the taking of any such action and the execution of any such document conclusively to evidence the due authorization thereof by the Corporation.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is

DAY-TIMERS, INC
2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.
3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on November 2, 1987.

/s/ Stephen K. Rowley
Stephen K. Rowley, President

ATTEST:
/s/ Robert K. Kretzman
Robert K. Kretzman, Assistant Secretary
DEL.-C.A.-D

CERTIFICATE OF OWNERSHIP AND MERGER
merging
DAY-TIMER TRAINING CORPORATION
(a Delaware corporation)
into
DAY-TIMERS, INC.
(a Delaware corporation)
Pursuant to Section 253 of the General Corporation Law of the State of Delaware
          DAY-TIMERS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that:
          FIRST: The Company is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 19, 1986, and was amended by a Certificate of Ownership and Merger filed on April 30, 1987.
          SECOND: DAY-TIMER TRAINING CORPORATION (the “Subsidiary”) is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on January 31, 1989.
          THIRD: The Company owns 100 percent of the outstanding shares of Common Stock, par value $1.00 per share, of the Subsidiary, which is the only class of stock of the Subsidiary outstanding.
          FOURTH: The Company, by the following resolutions duly adopted by its Board of Directors on June 11, 1993, determined to merge the Subsidiary with and into the Company, with the Company as the surviving corporation:
          “RESOLVED, that Day-Timer Training Corporation, a Delaware corporation, the entire issued and outstanding stock of which is owned by this Company, be merged with and into this Company, with this Company as the surviving corporation following such merger; and further
          RESOLVED, that the separate existence of Day-Timer Training Corporation shall cease upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware; and further

          RESOLVED, that the issued and outstanding shares of Day-Timer Training Corporation shall cease upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware; and further
          RESOLVED, that the issued and outstanding shares of Day-Timer Training Corporation shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of the merger shall be surrendered and extinguished; and further
          RESOLVED, that the issued and outstanding shares of this Company shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of the merger shall continue to represent one issued and outstanding share of this Company; and further
          RESOLVED, that the officers of this Company be and each of them is hereby authorized to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, certificates, instruments or other papers, and to do, or cause to be done, all such acts and things in the name and on behalf of this Company and under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions.”
          FIFTH: This Certificate of Ownership and Merger and the merger of the Subsidiary with and into the Company as provided herein shall become effective at 11:59 P.M., Eastern Time, on the date of the filing hereof with the Secretary of State of the State of Delaware.
          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer and attested by its Secretary, and its corporate seal to be affixed, this 11th day of June, 1993.

DAY-TIMERS, INC.

By:	/s/ Norman H. Wesley

Norman H. Wesley
Vice President
[Corporate Seal]

ATTEST:
/s/ Kenton R. Rose
Kenton R. Rose
Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
merging
THE TRAINING EDGE, INC.
(a Delaware corporation)
into
DAY-TIMERS, INC.
(a Delaware corporation)
Pursuant to Section 253 of the General Corporation Law of the State of Delaware
          DAY-TIMERS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”) DOES HEREBY CERTIFY that:
          FIRST: The Company is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 19, 1986 under the name BCI Day-Timers, Inc., and was amended by a Certificate of Change of Registered Agent and Registered Office filed on February 13, 1987 and by a Certificate of Ownership and Merger filed on April 30, 1987, changing its name to Day-Timers, Inc.
          SECOND: The Training Edge, Inc. (the “Subsidiary”) is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 14, 1992 under the name The Learning Edge, Inc., and was amended by a Certificate of Amendment of Certificate of Incorporation Before Payment for Stock filed on February 28, 1992.
          THIRD: The Company owns 100 percent of the outstanding shares of Common Stock, no par value per share, of the Subsidiary, which is the only class of stock of the Subsidiary outstanding.
          FOURTH: The Company, by the following resolutions duly adopted by its Board of Directors on August 22, 1996, determined to merge the Subsidiary with and into the Company, with the Company as the surviving corporation:
          “RESOLVED, that The Training Edge, Inc., a Delaware corporation, the entire issued and outstanding stock of which is owned by this Company, be merged with and into this Company, with this Company as the surviving corporation following such merger; and further

          RESOLVED, that the separate existence of The Training Edge, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware; and further
          RESOLVED, that the issued and outstanding shares of The Training Edge, Inc. shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of the merger shall be surrendered and extinguished; and further
          RESOLVED, that the issued and outstanding shares of this Company shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of the merger shall continue to represent one issued and outstanding share of this Company; and further
          RESOLVED, that the officers of this Company be and each of them is hereby authorized to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, certificates, instruments or other papers, and to do, or cause to be done, all such acts and things, in the name and on behalf of this Company and under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions.”
          FIFTH: This Certificate of Ownership and Merger and the merger of the Subsidiary with and into the Company as provided herein shall become effective at 11:59 p.m., Eastern Time, on August 31, 1996.
          IT WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer and attested by its Secretary, and its corporate seal to be affixed, this 29th day of August, 1996.

DAY-TIMERS, INC.

By:	/s/ Loren J. Hulber

Loren J. Hulber
President and Chief Executive Officer
[Corporate Seal]

ATTEST:
/s/ Mark S. Lyon
Mark S. Lyon
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
merging
DAY-TIMERS OF JAPAN, INC.
(a Delaware corporation)
into
DAY-TIMERS, INC.
(a Delaware corporation)
Pursuant to Section 253 of the General Corporation Law of the State of Delaware
          DAY-TIMERS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”) DOES HEREBY CERTIFY that:
          FIRST: The Company is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 19, 1986 under the name BCI Day-Timers, Inc., and was amended by a Certificate of Change of Registered Agent and Registered Office filed on February 13, 1987 and by a Certificate of Ownership and Merger filed on April 30, 1987, changing its name to Day-Timers, Inc.
          SECOND: Day-Timers of Japan, Inc. (the “Subsidiary”) is a corporation organized and existing under the laws of the State of Delaware and its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 30, 1991.
          THIRD: The Company owns 100 percent of the outstanding shares of Common Stock, $1.00 par value per share, of the Subsidiary, which is the only class of stock of the Subsidiary outstanding.
          FOURTH: The Company, by the following resolutions duly adopted by its Board of Directors on September 6, 1999, determined to merge the Subsidiary with and into the Company, with the Company as the surviving corporation:
          “RESOLVED, that Day-Timers of Japan, Inc., a Delaware corporation, the entire issued and outstanding stock of which is owned by this Company, be merged with and into this Company, with this Company as the surviving corporation following such merger; and further

          RESOLVED, that the separate existence of Day-Timers of Japan, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware; and further
          RESOLVED, that the issued and outstanding shares of Day-Timers of Japan, Inc. shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of the merger shall be surrendered and extinguished; and further
          RESOLVED, that the issued and outstanding shares of this Company shall not be converted in any manner, but each of said issued and outstanding shares as of the effective date of this merger shall continue to represent one issued and outstanding share of this Company; and further
          RESOLVED, that the officers of this Company be and each of them is hereby authorized to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, certificates, instruments or other papers and to do, or cause to be done, all such acts and things, in the name and on behalf of this Company and under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions.”
          FIFTH: This Certificate or Ownership and Merger and the merger of the Subsidiary with and into the Company as provided herein shell become effective at 11:59 p.m., Eastern Time, on September 30, 1999.
          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer and attested by its Secretary, and its corporate seal to be affixed, this 20th day of September, 1999.

DAY-TIMERS, INC.

By:	/s/ Michael J. Vogel

Michael J. Vogel
President and General Manager

[Corporate Seal]

ATTEST:
/s/ Mark S. Lyon
Mark S. Lyon
Secretary